Exhibit 10.2
Form Individual Notice of Award
Name:
Title:

Year	Spring	Fall	Annual
(Percent of Award Available)	X% of Total	Y% of Total	Z% of Total
Level 1 Corporate Goal
Level 2 Corporate Goal
Level 3 Corporate Goal

	Level 1	Level 2	Level 3
Annual Comp	Insert Employee Compensation Here
Potential Award % of Annual Compensation